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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 30, 2001



                               GENERAL MAGIC, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                        000-25374                     77-0250147
(State or Other Jurisdiction of    (Commission File Number)   (IRS Employer Identification No.)
      of Incorporation)


          420 NORTH MARY AVENUE                                94086
          SUNNYVALE, CALIFORNIA                              (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (408) 774-4000



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ITEM 5.                OTHER EVENTS.

         On March 30, 2001, General Magic, Inc. (the "Company") entered into a common stock purchase agreement with Paul Revere Capital Partners Ltd ("Paul Revere") dated as of March 29, 2001 (the "Common Stock Purchase Agreement"), pursuant to which Paul Revere agreed to purchase an aggregate of $2,000,000 of the Company's common stock, par value $.001 per share, during the 60 trading day pricing period spanning from April 12, 2001 to the sixtieth trading day thereafter, in one or more installments. The common stock will be sold to Paul Revere based upon the market price during that period. The maximum amount of common stock that the Company may issue to Paul Revere pursuant to this agreement is capped at 3,348,502 shares.

                  The foregoing description is qualified in its entirety by the Common Stock Purchase Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.


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     ITEM 7.               FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         The following exhibit is filed with this report on Form 8-K:

Exhibit No.                Description
-----------                -----------
1.1                        Common Stock Purchase Agreement, dated March 29,
                           2001, between General Magic, Inc. and Paul Revere
                           Capital Partners Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENERAL MAGIC, INC.

   Dated:  April 3, 2001              By:  /S/ Mary E. Doyle
                                          ---------------------------------
                                          Mary E. Doyle
                                          Senior Vice President--Business
                                          Affairs, General Counsel and
                                          Secretary


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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
1.1                        Common Stock Purchase Agreement, dated March 29,
                           2001, between General Magic, Inc. and Paul Revere
                           Capital Partners Ltd.


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